Exhibit 99.1

IBM Completes Acquisition of Confluent, Making Real Time Data the Engine of Enterprise AI and Agents

Day-one integrations include IBM watsonx.data, IBM MQ, IBM webMethods Hybrid Integration,

and IBM Z

ARMONK, N.Y., March 17, 2026 /PRNewswire/ — IBM (NYSE: IBM) today completed its acquisition of Confluent, Inc., the data streaming platform that more than 6,500 enterprises, including 40% of the Fortune 500, rely on to power real-time operations. Together, IBM and Confluent deliver a smart data platform that gives every AI model, agent, and automated workflow the real-time, trusted data needed to operate across on-premises and hybrid cloud environments at scale.

As enterprises move from AI experimentation to production, the critical barrier to success is the data — clean, governed, continuously refreshed —and delivered at the speed and scale AI demands. Yet in most enterprises today, data remains siloed across systems and environments, arriving hours or days after it is generated. Together IBM and Confluent provide the fabric through which AI agents can access the information they need, with the controls, governance, and real-time velocity to put information to work safely and at scale.

IDC estimates that more than one billion new logical applications will emerge by 2028 [1], driven by a new generation of AI that will only deliver value if the data behind it is live, trusted, and continuously flowing. That scale of demand requires a new kind of data foundation, and IBM and Confluent address that challenge directly, giving enterprises a single, governed platform where AI models and agents can operate with context, in real time, across every environment.

“Transactions happen in milliseconds, and AI decisions need to happen just as fast. With Confluent, we are giving clients the ability to move trusted data continuously across their entire operation so their AI models and agents can act on what is happening right now, not on data that is hours old” said Rob Thomas, Senior Vice President, IBM Software and Chief Commercial Officer. “Together, IBM and Confluent give enterprises the foundation for a new operating model - one where AI runs on live data, drives decisions in real time, and delivers value at scale.”

Built on Apache Kafka®, the standard for data streaming, Confluent is already embedded in the operational fabric of the world's largest enterprises, with a customer base that spans industries from financial services and healthcare to manufacturing and retail.

•	Michelin relies on Confluent to manage real-time inventory across a supply chain spanning 170 countries — achieving 35% cost savings without sacrificing visibility or control [2].
•	L'Oréal uses Confluent to stream real-time product and inventory updates across internal systems and third-party applications, helping the company respond faster to changing consumer demand [3].

•	BMW Group streams IoT data from 30+ production sites and its global sales network in real time, connecting factory floor systems and cloud applications across the organization [4].
•	Ticketmaster streams ticket inventory, sales, and customer activity in real time across hundreds of systems, reducing development friction and powering machine learning at scale [5].

“Since our founding, Confluent’s mission has been to set the world’s data in motion, making data streaming as foundational to the enterprise as the database. Joining IBM allows us to accelerate that mission at a much greater scale,” said Jay Kreps, CEO and Co-founder of Confluent. “IBM’s global reach and deep enterprise relationships will help us go further, faster. As enterprises move from experimenting with AI to running their business on it, helping data flow continuously across the business has never mattered more. I’m excited to see what we’ll build together.”

IBM and Confluent Product Synergies

Today’s announcement brings immediate integrations across the IBM portfolio, including:

•	AI-Ready, Real-Time Data. Enterprise AI technologies need current context, not yesterday’s data. Confluent streams live operational events directly into watsonx.data – ensuring every model, agent, and workflow runs on continuously updated enterprise data, with lineage, policy enforcement, and quality controls included.
•	Activate the modernized mainframe in the AI era. The most critical business transactions in the world have long run on IBM Z. With IBM Z and Confluent, organizations can identify and drive real-time events at the transaction source as well as stream transactional data directly for real-time analytics, automation, and AI workflows. This enables mission-critical transaction processing to integrate tightly with the rest of the business in real-time, at enterprise scale.
•	Event-Driven Automation Across Hybrid Environments. IBM MQ and IBM webMethods Hybrid Integration form the foundation of enterprise event-driven automation, combining trusted transactional messaging with modern integration and orchestration across hybrid environments. Confluent extends this platform with high-scale event streaming, enabling applications, APIs, and AI agents to sense and act on business events in real time.

With Confluent, IBM Consulting and IBM partners, will help clients build the data foundation their AI needs — live, governed, and continuously flowing across every system and environment.

“The shift from AI experimentation to production deployment has exposed a critical gap in enterprise data architecture: the inability to deliver trusted, real-time data to the systems that need it most. AI agents and automated workflows don't operate on historical data; they require live operational signals, continuously flowing across the enterprise as events occur," said Sanjeev Mohan, Principal Analyst, SanjMo. "IBM has made significant progress assembling a portfolio that addresses both sides of this equation: governance and infrastructure for data at rest, and a platform for data in motion. For enterprises whose architecture and priorities align with this approach, it is a compelling stack worth evaluating.”

Under the terms of the agreement, IBM has acquired all of the issued and outstanding common shares of Confluent for $31 per share in cash, representing an enterprise value of approximately $11 billion.

For more information about today's news, please visit https://www.ibm.com/products/confluent

[1] *Source: IDC, 1 Billion New Logical Applications: More Background, doc #US51953724, April 2024

[2 -5] *Source: Confluent Case Studies & Testimonials https://www.confluent.io/customers/michelin/

https://www.confluent.io/customers/loreal/

https://www.confluent.io/customers/bmw-group/

https://www.confluent.io/customers/ticketmaster/

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About IBM

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Press Contact

Sarah Benchaita
IBM Software Communications
sarah.benchaita@ibm.com

Forward-Looking Statements
Certain statements contained in this communication may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. Forward-looking statements in this press release may include statements regarding the expected benefits of the transaction, the impact of the transaction on IBM’s and the acquired business’s operations and financial results, and expectations following the completion of the transaction. There can be no assurance that the anticipated benefits of the transaction will be realized. All forward-looking statements are based on information available to IBM as of the date of this press release. Additional risks and uncertainties are described in IBM’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. IBM undertakes no obligation to update forward-looking statements, except as required by law.